CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 21 to the Registration Statement of Franklin Tax-Exempt Money Fund on Form N-1A, File No. 2-72614, of our report dated August 30, 2001, relating to the financial statements and financial highlights of Franklin Tax-Exempt Money Fund which appear in the July 31, 2001 Annual report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




                                 /s/ PricewaterhouseCoopers LLP


San Francisco, California
November 28, 2001